UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2005

TAG Entertainment Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-96257	13-3851304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9916 South Santa Monica Blvd, 1st Floor, Beverly Hills, CA 90212
(Address of principal executive offices)

Registrant's telephone number, including area code: (310) 277-3700

Power Marketing, Inc., 46 Water Street, South Glastonbury, CN 06073
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

(a)    Previous Independent Accountants.

(i) On January 17, 2005, TAG Entertainment Corp. (f/k/a Power Marketing, Inc. and referred to herein as the "Company") dismissed Pritchett, Siler & Hardy, P.C. ("Siler") as the Company's independent public accountants.

(ii) The reports of Siler on the financial statements of the Company for each of the past two fiscal years, the fiscal years ended December 31, 2003 and 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Siler on the financial statements of the Company for each of the fiscal years ended December 31, 2003 and 2002 contained an explanatory paragraph as to the Company's ability to continue as a going concern.

(iii) The decision to dismiss Siler was made and approved by Steve Austin, sole director of the Company on January 17, 2005.

(iv) During the Company's two most recent fiscal years and through the date of this Report on Form 8-K, the Company has had no disagreements with Siler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Siler would have caused it to make reference to the subject matter of the disagreement in its report on the financial statements of the Company for such years.

(v) During the Company's two most recent fiscal years and through the date of this Report on Form 8-K, the Company has had no reportable events (as defined in Item 304(a) (1)(iv) of Regulation S-B).

(vi) The Company has requested that Siler furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of such letter, dated January 26, 2005 is filed as Exhibit 16.1 to this Form 8-K.

(b)    Engagement of New Accountants.

(i) Effective January 17, 2005, Grobstein, Horwath & Company LLP ("Grobstein") has been engaged by the Company as its new independent public accountants to audit the Company's financial statements for the fiscal year ending December 31, 2004. The appointment of Grobstein is not subject to stockholder ratification.

(ii) Grobstein was engaged by TAG Entertainment, Inc., with respect to its consolidated financial statements for the fiscal year ended December 31, 2003. TAG Entertainment, Inc. was a private company that was acquired by the Company in a merger consummated on November 22, 2004, and is deemed to be the accounting acquirer for financial statement reporting purposes. Prior to the engagement of Grobstein, the Company (or someone on behalf of the Company) had not consulted with Grobstein during its two most recent fiscal years and through the date of this report in any matter regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report provided to the Company nor was oral advice provided that Grobstein concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Document
Exhibit 16.1	Letter from Pritchett, Siler & Hardy, P.C. to the Registrant Filed with the Securities and Exchange Commission dated January 26, 2005.

The Registrant acknowledges that it is responsible for the adequacy and accuracy of the disclosure in this filing; that comments of the staff of the SEC or changes to disclosure in response to staff comments do not foreclose the SEC from taking any action with respect to the filing; and the Registrant may not assert staff comments as a defense in any proceeding initiated by the SEC or any person under the federal securities laws of the United State.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2005	TAG Entertainment Corp. (Registrant)
By /s/ Steve Austin Steve Austin, President